Exhibit 99.1

Endurance Reports First Quarter 2012 Financial Results

PEMBROKE, Bermuda – May 2, 2012 – Endurance Specialty Holdings Ltd. (NYSE:ENH) today reported net income of $74.4 million and $1.72 per diluted common share for the first quarter of 2012 versus a net loss of $91.3 million and $2.25 per diluted common share for the first quarter of 2011.

Operating highlights for the quarter ended March 31, 2012 were as follows:

•	Net premiums written of $843.1 million, an increase of 5.5% over the same period in 2011;

•	Combined ratio of 96.5%, which included 4.1 percentage points of favorable prior year loss reserve development and 5.5 percentage points of catastrophe losses from 2012 events;

•	Net investment income of $57.1 million, an increase of $4.6 million from the same period in 2011;

•	Operating income, which excludes after-tax realized investment gains and losses and foreign exchange gains and losses, of $53.3 million and $1.23 per fully diluted common share;

•	Operating return on average common equity for the quarter of 2.4% or 9.6% on an annualized basis; and

•	Book value per diluted common share of $51.90, an increase of 2.7% from December 31, 2011.

David Cash, Chief Executive Officer, commented, “The first quarter was a good start to the year with strong earnings, growth in book value, and improving market conditions. Within our agriculture insurance line of business, we achieved double digit policy count growth, with increased penetration in attractive Midwestern states. Our reinsurance business had a strong January 1st renewal, achieving robust renewal retentions, solid organic growth in our developing international reinsurance units, and an improved catastrophe portfolio with higher pricing and reduced exposures. Our efforts have positioned us well as we continue to enhance our diversified portfolio of specialty risks in 2012.”

Insurance Segment

Operating highlights for Endurance’s Insurance segment for the quarter ended March 31, 2012 were as follows:

•	Net premiums written of $427.8 million, a decrease of 1.0% from the first quarter of 2011;

•	Combined ratio of 101.7%, an increase of 8.2 percentage points from the first quarter of 2011; and

•

Favorable prior year loss reserve development of 4.9 percentage points during the current period, compared to 21.3 percentage points of favorable prior year loss reserve development in the first quarter of 2011.

The modest decline of $4.5 million in net premiums written in the Insurance segment during the first quarter of 2012 compared to the first quarter of 2011 predominantly resulted from a decline in property insurance net premiums written as the Company significantly curtailed premiums in several products within this line of business in an effort to reallocate capital to more profitable lines of business. This decline was partially offset by premium growth within the agriculture line of business, principally due to an 11.1% growth in policies in force.

The increase in the Insurance segment combined ratio for the quarter ended March 31, 2012 compared to the same period in 2011 was driven by lower levels of favorable loss development from prior accident years. The increase in the Insurance segment combined ratio was partially offset by a modestly lower expense ratio and an improved current accident year loss ratio in the Insurance segment’s Agriculture line, as growing conditions in the southern U.S. improved in 2012 compared to 2011.

The Insurance segment’s combined ratio in the first quarter of 2012 benefited from $7.8 million, or 4.9 percentage points of favorable prior year loss reserve development, compared to $34.6 million, or 21.3 percentage points, for the same period a year ago. The higher level of favorable loss development in the first quarter of 2011 compared to 2012, was driven by the agriculture line of business. The higher development in the first quarter of 2011 resulted from the combination of a very strong 2010 crop year with a delayed harvest that extended claims settlements until the first quarter of 2011 compared to the 2011 crop year, which did not experience the same level of harvest delays or extension of claim settlements into the first quarter of 2012.

Reinsurance Segment

Operating highlights for Endurance’s Reinsurance segment for the quarter ended March 31, 2012 were as follows:

•	Net premiums written of $415.3 million, an increase of 13.3% from the first quarter of 2011;

•	Combined ratio of 93.2%, an improvement of 79.9 percentage points from the first quarter of 2011;

•	Favorable prior year loss reserve development of 3.6 percentage points compared to 6.4 percentage points of favorable prior year loss reserve development in the first quarter of 2011; and

•	Net catastrophe losses from 2012 events of $22.5 million or 9.7 percentage points on the net loss ratio.

The $48.7 million increase in net premiums written within the Reinsurance segment during the first quarter of 2012 over the first quarter of 2011 resulted primarily from increases within the property, casualty and aerospace and marine lines of business. The increases in the property and aerospace and marine lines of business were largely driven by improved pricing at January 1st renewals and growth in new business written by our Zurich office. The growth in casualty premiums from a year ago resulted from a single large positive premium adjustment in the current quarter.

The combined ratio in the Reinsurance segment for the first quarter of 2012 improved compared to the same period in 2011 predominantly due to a lower net loss ratio. The first quarter 2012 net loss ratio included 9.7 points of catastrophe losses relating to the tornadoes that impacted Kentucky in March 2012, while the first quarter 2011 net loss ratio included 84.1 points of catastrophe losses relating to the earthquakes in New Zealand and Japan and the Queensland floods in Australia. Also contributing to the lower combined ratio in the current quarter compared to a year ago was modestly lower acquisition and general and administrative expense ratios.

The Reinsurance segment’s combined ratio in the first quarter of 2012 benefited from $9.1 million, or 3.6 percentage points of favorable prior year loss reserve development, compared to $14.1 million, or 6.4 percentage points, for the same period a year ago.

Investments

Endurance’s net investment income increased 8.7% or $4.6 million for the quarter ended March 31, 2012 compared to the same period in 2011. During the first quarter of 2012, Endurance’s net investment income included mark to market gains of $23.1 million on its alternative investment funds and high yield loan funds which are included in other investments, as compared to gains of $13.8 million in the first quarter of 2011. Investment income generated from Endurance’s fixed maturity investments declined by $5.2 million for the three months ended March 31, 2012 compared to the same period in 2011. This decrease resulted from lower reinvestment rates during 2012 and the short duration of Endurance’s fixed maturity portfolio. The ending book yield on Endurance’s fixed maturity investments at March 31, 2012 was 2.68%, unchanged from December 31, 2011 but below the book yield of 3.25% at March 31, 2011.

At March 31, 2012, Endurance’s fixed maturity portfolio, which comprises 91.7% of Endurance’s investments, had an average credit quality of AA and a duration of 2.64 years. Endurance’s fixed maturity portfolio was in a net unrealized gain position of $133.7 million at March 31, 2012, an improvement of $10.9 million from December 31, 2011. Endurance recorded net realized gains on investment sales, net of impairment losses recognized in earnings, of $5.0 million during the first quarter of 2012 compared to net realized investment gains of $2.1 million during the same period in 2011.

Endurance ended the first quarter of 2012 with cash and invested assets of $6.3 billion, which represents a 0.4% increase from December 31, 2011. Net operating cash flow was $24.9 million for the quarter ended March 31, 2012 versus $181.3 million for the same period in 2011.

Capitalization and Shareholders’ Equity

At March, 31, 2012, Endurance’s shareholders’ equity was $2.68 billion or $51.90 per diluted common share versus $2.61 billion or $50.56 per diluted common share at December 31, 2011. For the quarter ended March 31, 2012, Endurance declared and paid common dividends of $0.31 per share.

Earnings Call

Endurance will host a conference call on May 3, 2012 at 8:30 a.m. Eastern time to discuss its financial results. The conference call can be accessed via telephone by dialing (888) 967-7185 or (719) 457-2656 (international) and entering pass code: 9429908. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through May 17, 2012 by dialing (888) 203-1112 or (719) 457-0820 (international) and entering the pass code: 9429908.

The public may access a live broadcast of the conference call at the “Investors” section of Endurance’s website, www.endurance.bm. Following the live broadcast, an archived version will continue to be available on Endurance’s website.

A copy of Endurance’s financial supplement for the first quarter of 2012 will be available on Endurance’s website at www.endurance.bm shortly after the release of earnings.

Operating income (loss), operating return (loss) on average common equity, operating income (loss) per diluted common share, operating income (loss) allocated (attributable) to common shareholders and the combined ratio excluding prior year net loss reserve development are non-GAAP measures. Reconciliations of these measures to the appropriate GAAP measures are included in the attached tables.

About Endurance Specialty Holdings

Endurance Specialty Holdings Ltd. is a global specialty provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance writes property, casualty, healthcare liability, agriculture, professional lines and surety and other specialty lines of insurance and property, catastrophe, casualty, agriculture, marine, aerospace, and surety and other specialty lines of reinsurance. We maintain excellent financial strength as evidenced by the ratings of A (Excellent) from A.M. Best (XV size category) and A (Strong) from Standard and Poor’s on our principal operating subsidiaries. Endurance’s headquarters are located at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. For more information about Endurance, please visit www.endurance.bm.

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words “should,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ from those indicated in the forward-looking statements. These factors include, but are not limited to, the effects of competitors’ pricing policies, greater frequency or severity of claims and loss activity, changes in market conditions in the agriculture insurance industry, termination of or changes in the terms of the U.S. multiple peril crop insurance program, a decreased demand for property and casualty insurance or reinsurance, changes in the availability, cost or quality of reinsurance or retrocessional coverage, our inability to renew business previously underwritten or acquired, our inability to maintain our applicable financial strength ratings, our inability to effectively integrate acquired operations, uncertainties in our reserving process, changes to our tax status, changes in insurance regulations, reduced acceptance of our existing or new products and services, a loss of business from and credit risk related to our broker counterparties, assessments for high risk or otherwise uninsured individuals, possible terrorism or the outbreak of war, a loss of key personnel, political conditions, changes in insurance regulation, changes in accounting policies, our investment performance, the valuation of our invested assets, a breach of our investment guidelines, the unavailability of capital in the future, developments in the world’s financial and capital markets and our access to such markets, government intervention in the insurance and reinsurance industry, illiquidity in the credit markets, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2011.

Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED BALANCE SHEETS

(in thousands of United States dollars, except share and per share amounts)

	March 31, 2012	December 31, 2011
Assets
Cash and cash equivalents	$679,634	$890,914
Fixed maturity investments, available for sale, at fair value	5,131,035	4,831,966
Short term investments, available for sale, at fair value	54,919	67,802
Equity securities, available for sale, at fair value	67,238	59,767
Other investments	432,428	432,658
Premiums receivable, net	1,284,026	636,727
Deferred acquisition costs	191,690	166,049
Prepaid reinsurance premiums	280,094	149,670
Losses recoverable	497,522	666,928
Accrued investment income	25,669	29,708
Goodwill and intangible assets	179,051	181,828
Deferred tax assets	34,802	33,355
Receivable on pending investment sales	33,969	77,821
Other assets	76,751	67,422

Total Assets	$8,968,828	$8,292,615

Liabilities
Reserve for losses and loss expenses	$3,760,829	$3,824,224
Reserve for unearned premiums	1,494,324	932,108
Deposit liabilities	26,950	26,887
Reinsurance balances payable	293,726	189,488
Debt	527,180	528,118
Payable on pending investment purchases	65,385	55,243
Other liabilities	115,896	125,382

Total Liabilities	6,284,290	5,681,450

Shareholders’ Equity
Preferred shares
Series A, non-cumulative – 8,000,000 issued and outstanding (2011 – 8,000,000)	8,000	8,000
Series B, non-cumulative – 9,200,000 issued and outstanding (2011 – 9,200,000)	9,200	9,200
Common shares
43,386,903 issued and outstanding (2011 – 43,086,834)	43,387	43,087
Additional paid-in capital	528,677	526,910
Accumulated other comprehensive income	140,795	130,392
Retained earnings	1,954,479	1,893,576

Total Shareholders’ Equity	2,684,538	2,611,165

Total Liabilities and Shareholders’ Equity	$8,968,828	$8,292,615

Book Value per Common Share
Dilutive common shares outstanding	43,438,726	43,142,277
Diluted book value per common share[a]	$51.90	$50.56

Note:	All financial information contained herein is unaudited, except the balance sheet data for the year ended December 31, 2011, which was derived from Endurance’s audited financial statements.

[a]	Excludes the $430 million liquidation value of the preferred shares (2011: $430 million).

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(in thousands of United States dollars, except share and per share amounts)

	Quarter Ended
	March 31,	March 31,
	2012	2011
Revenues
Gross premiums written	$1,061,649	$1,000,358

Net premiums written	$843,056	$798,872
Change in unearned premiums	(431,421)	(416,039)

Net premiums earned	411,635	382,833
Other underwriting loss	(335)	(1,069)
Net investment income	57,075	52,501
Net realized and unrealized gains	5,203	3,775

Total other-than-temporary impairment losses	—	(1,256)
Portion of loss recognized in accumulated other comprehensive income	(219)	(391)

Net impairment losses recognized in earnings	(219)	(1,647)

Total revenues	473,359	436,393

Expenses
Net losses and loss expenses	262,767	401,853
Acquisition expenses	68,489	65,618
General and administrative expenses	66,041	65,961
Amortization of intangibles	2,777	2,798
Net foreign exchange gains	(18,137)	(6,918)
Interest expense	9,047	9,054

Total expenses	390,984	538,366

Income (loss) before income taxes	82,375	(101,973)
Income tax benefit	167	14,556

Net income (loss)	82,542	(87,417)
Preferred dividends	(8,188)	(3,875)

Net income (loss) available (attributable) to common and participating common shareholders	$74,354	$(91,292)

Per share data
Basic earnings (loss) per common share	$1.72	$(2.25)

Diluted earnings (loss) per common share	$1.72	$(2.25)

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT

(in thousands of United States dollars, except ratios)

	For the quarter ended March 31, 2012
	Insurance	Reinsurance	Reported Totals
Revenues
Gross premiums written	$635,347	$426,302	$1,061,649
Ceded premiums written	(207,566)	(11,027)	(218,593)

Net premiums written	427,781	415,275	843,056

Net premiums earned	161,630	250,005	411,635
Other underwriting loss	—	(335)	(335)

Total underwriting revenues	161,630	249,670	411,300

Expenses
Net losses and loss expenses	113,702	149,065	262,767
Acquisition expenses	16,214	52,275	68,489
General and administrative expenses	34,435	31,606	66,041

	164,351	232,946	397,297

Underwriting (loss) income	$(2,721)	$16,724	$14,003

Net loss ratio	70.4%	59.7%	63.9%
Acquisition expense ratio	10.0%	20.9%	16.6%
General and administrative expense ratio	21.3%	12.6%	16.0%

Combined ratio	101.7%	93.2%	96.5%

.

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT

(in thousands of United States dollars, except ratios)

	For the quarter ended March 31, 2011
	Insurance	Reinsurance	Reported Totals
Revenues
Gross premiums written	$625,831	$374,527	$1,000,358
Ceded premiums written	(193,535)	(7,951)	(201,486)

Net premiums written	432,296	366,576	798,872

Net premiums earned	162,492	220,341	382,833
Other underwriting loss	—	(1,069)	(1,069)

Total underwriting revenues	162,492	219,272	381,764

Expenses
Net losses and loss expenses	98,836	303,017	401,853
Acquisition expenses	16,308	49,310	65,618
General and administrative expenses	36,806	29,155	65,961

	151,950	381,482	533,432

Underwriting income (loss)	$10,542	$(162,210)	$(151,668)

Net loss ratio	60.8%	137.5%	105.0%
Acquisition expense ratio	10.0%	22.4%	17.1%
General and administrative expense ratio	22.7%	13.2%	17.2%

Combined ratio	93.5%	173.1%	139.3%

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED FINANCIAL RATIOS

As Reported

	For the quarter ended March 31
	Insurance		Reinsurance		Total
	2012	2011	2012	2011	2012	2011
Net loss ratio	70.4%	60.8%	59.7%	137.5%	63.9%	105.0%
Acquisition expense ratio	10.0%	10.0%	20.9%	22.4%	16.6%	17.1%
General and administrative expense ratio	21.3%	22.7%	12.6%	13.2%	16.0%	17.2%

Combined ratio	101.7%	93.5%	93.2%	173.1%	96.5%	139.3%

Effect of Prior Year Net Loss Reserve Development

Favorable / (Unfavorable)

	For the quarter ended March 31
	Insurance		Reinsurance		Total
	2012	2011	2012	2011	2012	2011
Net loss ratio	4.9%	21.3%	3.6%	6.4%	4.1%	12.7%

Net of Prior Year Net Loss Reserve Development

	For the quarter ended March 31
	Insurance		Reinsurance		Total
	2012	2011	2012	2011	2012	2011
Net loss ratio	75.3%	82.1%	63.3%	143.9%	68.0%	117.7%
Acquisition expense ratio	10.0%	10.0%	20.9%	22.4%	16.6%	17.1%
General and administrative expense ratio	21.3%	22.7%	12.6%	13.2%	16.0%	17.2%

Combined ratio	106.6%	114.8%	96.8%	179.5%	100.6%	152.0%

The combined ratio is the sum of the loss, acquisition expense and general and administrative expense ratios. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, net of prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.

GROSS AND NET PREMIUMS WRITTEN BY SEGMENT

(in thousands of United States dollars)

The following tables show Endurance’s gross and net premiums written for the quarters ended March 31, 2012 and 2011:

	Quarter Ended March 31, 2012		Quarter Ended March 31, 2011
	Gross Premiums Written	Net Premiums Written	Gross Premiums Written	Net Premiums Written
Insurance
Agriculture	$533,667	$354,920	$508,705	$346,472
Professional lines	36,345	30,205	35,469	31,124
Casualty	37,827	26,463	38,882	25,759
Property	9,844	833	24,690	12,585
Healthcare liability	16,653	14,348	18,137	16,406
Surety and other specialty	1,011	1,012	(52)	(50)

Subtotal Insurance	$635,347	$427,781	$625,831	$432,296

Reinsurance
Catastrophe	$143,182	$133,718	$138,247	$131,123
Casualty	121,674	120,437	116,352	115,554
Property	106,746	106,746	70,087	70,087
Aerospace and Marine	25,629	25,593	20,838	20,839
Surety and other specialty	29,071	28,781	29,003	28,973

Subtotal Reinsurance	$426,302	$415,275	$374,527	$366,576

Total	$1,061,649	$843,056	$1,000,358	$798,872

ENDURANCE SPECIALTY HOLDINGS LTD.

RECONCILIATIONS

(in thousands of United States dollars, except share, per share amounts and ratios)

The following is a reconciliation of Endurance’s net income (loss), net income (loss) per diluted common share, net income (loss) allocated to common shareholders under the two-class method and annualized return on average common equity to operating income (loss), operating income (loss) per diluted common share, operating income (loss) allocated to common shareholders under the two-class method and annualized operating return on average common equity (all non-GAAP measures) for the quarters ended March 31, 2012 and 2011:

	March 31,	March 31,
	2012	2011
Net income (loss)	$82,542	$(87,417)
(Less) add after-tax items:
Net foreign exchange gains	(16,260)	(6,851)
Net realized gains on investments sales	(4,967)	(4,022)
Net impairment losses recognized in earnings	219	1,647

Operating income (loss) before preferred dividends	$61,534	$(96,643)
Preferred dividends	(8,188)	(3,875)

Operating income (loss) allocated (attributable) to common and participating common shareholders	$53,346	$(100,518)

Operating income (loss) allocated (attributable) to common shareholders under the two-class method	$52,417	$(100,793)

Weighted average dilutive common	42,488,850	40,749,921

Operating income (loss) per diluted common share [b]	$1.23	$(2.47)

Average common equity [a]	$2,217,852	$2,428,209
Operating return on average common equity	2.4%	(4.1)%

Annualized operating return on average common equity	9.6%	(16.6)%

Net income (loss)	$82,542	$(87,417)
Preferred dividends	(8,188)	(3,875)

Net income (loss) available (attributable) to common and participating common shareholders	$74,354	$(91,292)

Net income (loss) allocated (attributable) to common shareholders under the two-class method	$73,059	$(91,567)

Net income (loss) per diluted common share	$1.72	$(2.25)

Return (loss) on average common equity, Net income (loss)	3.4%	(3.8)%

Annualized return (loss) on average common equity, Net income (loss)	13.4%	(15.0)%

[a]	Average common equity is calculated as the arithmetic average of the beginning and ending common equity balances for the stated period, which excludes the $430 million liquidation value of the preferred shares (2011 and 2010: $200 million).
[b]	Represents diluted losses per share calculated under the two-class method which was the lower of the treasury stock method and the two-class method.

Operating income (loss) and operating income (loss) per diluted common share are internal performance measures used by Endurance in the management of its operations. Operating income (loss) allocated (attributable) to common shareholders (excludes unvested restricted shares outstanding which are considered participating) per diluted common share represents operating income (loss) divided by weighted average dilutive common shares, which has been calculated in accordance with the two-class method under U.S. GAAP. Operating income (loss) represents after-tax operational results excluding, as applicable, after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses because the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. Endurance believes these amounts are largely independent of its business and underwriting process and including them distorts the analysis of trends in its operations. In addition to presenting net income (loss) and net income (loss) per dilutive common share determined in accordance with the two-class method under GAAP, Endurance believes that showing operating income (loss) and operating income (loss) per dilutive common share enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of operations in a manner similar to how management analyzes Endurance’s underlying business performance. Operating income (loss) and operating income (loss) per dilutive common share should not be viewed as substitutes for GAAP net income (loss) and net income (loss) per dilutive common share, respectively.

Endurance presents return on equity as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

Contact

Investor Relations

Phone: +1 441 278 0988

Email: investorrelations@endurance.bm

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